UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 10, 2004

QORUS.COM, INC.

(Exact name of registrant as specified in charter)

Florida

(State or other Jurisdiction of Incorporation or Organization)

0-27551		65-0358792
(Commission File Number)		(IRS Employer Identification No.)
2700 Patriot Boulevard Suite 150 Glenview, IL 60025
(Address of Principal Executive Offices and zip code)

(312) 419-0077

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On June 10, 2004, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among Keating Reverse Merger Fund, LLC (“KRM Fund”), Thurston Interests, LLC (“Thurston”) and certain other shareholders of the Company (the “Other Shareholders”). A copy of the Purchase Agreement is attached hereto as Exhibit 99.

Prior to entering into the Purchase Agreement, the Company and Thurston entered into an agreement whereby the Company’s debt owed to Thurston was reduced by 72%, with all interest accrued and being paid thereon being waived, and the Company issued a convertible promissory note in the principal amount of $1,228,869.75 and a convertible promissory note in the principal amount of $60,000 to Thurston in full and complete settlement of all the Company’s obligations, liabilities and debts owed to Thurston.

The Purchase Agreement provides that, on the closing date, Thurston and the Other Shareholders will sell 8,856,064 shares of the common stock of the Company to the KRM Fund, for a purchase price of approximately $0.038 per share. Additionally, Thurston will sell to the KRM Fund the convertible promissory note issued by the Company in the principal amount of $1,228,869.75, which is convertible into shares of the Company’s common stock at a conversion price of $0.05 per share. The KRM Fund has agreed to convert this note into 24,577,395 shares of the Company’s common stock on the closing date.

The Purchase Agreement also provides that the Company will, at closing, issue the KRM Fund 1,000,000 shares of the Company’s common stock for a total purchase price of $50,000, or $0.05 per share.

In connection with the Purchase Agreement, Thurston has agreed to convert the promissory note issued by the Company in the principal amount of $60,000, at a conversion price of $0.05 per share, into 1,200,000 shares of the Company’s common stock.

After giving effect to these transactions, the KRM Fund will own 34,433,459 shares of the Company’s common stock, or approximately 81% of the outstanding shares of common stock, and the remaining shareholders of the Company will own 8,041,341 shares, or approximately 19% of the outstanding shares of common stock.

Pursuant to the Purchase Agreement, the current directors and officers of the Company will resign as of the closing date, and the Company will appoint Kevin R. Keating as the sole director, President, Treasurer and Secretary. Mr. Keating has consented to serve in such capacities.

The closing of the Purchase Agreement is contingent on several factors, including but not limited to, the delivery of various closing deliveries and certificates, the resignation of the Company’s existing officers and directors and the expiration of the ten day period after the mailing of an information statement pursuant to Rule 14f-1 of the Securities Exchange Act of 1934 to the Company’s shareholders. A Schedule 14f-1 was filed with the Securities and Exchange Commission on June 10, 2004 and has been mailed to the Company’s shareholders of record.

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Item 7. Exhibits.

Exhibit 99	Securities Purchase Agreement dated June 10, 2004 by and among Keating Reverse Merger Fund, LLC, Qorus.com, Inc., Thurston Interests, LLC and certain other stockholders of Qorus.com, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QORUS.COM, INC.

Date: June 15, 2004	By:	/s/ Thomas C. Ratchford
Thomas C. Ratchford, Chief Financial Officer

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